Exhibit 10.1
SETTLEMENT AGREEMENT
     This Settlement Agreement (“Agreement”) is entered into by and among: Duke University, a North Carolina nonprofit and educational institution; Orexigen Therapeutics, Inc., a Delaware corporation; Eisai Inc., a Delaware corporation; and Eisai Co., Ltd., a Japanese corporation (all collectively referred to herein as the “Parties” or, individually, the “Party”).
RECITALS
     WHEREAS, on May 6, 2002, Elan Pharmaceuticals, Inc. (“Elan”) filed U.S. Provisional Application No. 60/378,446, which was converted into U.S. Patent Application No. 10/429,474 on May 2, 2003, relating to the use of zonisamide for weight loss treatment and naming Julianne E. Jennings as the sole inventor;
     WHEREAS, on May 5, 2003, Elan filed PCT Application No. PCT/US03/14459, claiming priority to U.S. Patent Application No. 10/429,474 and U.S. Provisional Application No. 60/378,446;
     WHEREAS, in April 2004, Elan transferred any and all rights it had in PCT Application No. PCT/US03/14459 to Eisai Co., Ltd., and Eisai Co., Ltd. is presently the owner of this application and other related applications;
     WHEREAS, on May 17, 2002, Duke filed U.S. Provisional Application No. 60/380,874, which was converted into U.S. Patent Application No. 10/440,404 on May 19, 2003, relating to the use of zonisamide and other compounds for weight loss treatment and naming Kishore M. Gadde and Ranga R. Krishnan as co-inventors;
     WHEREAS, on May 19, 2003, Duke filed PCT Application No. PCT/US03/15703, claiming priority to U.S. Provisional Application No. 60/380,874;

     WHEREAS, on July 12, 2004, Duke and Orexigen filed a civil action in the United States District Court for the Middle District of North Carolina entitled Duke University and Orexigen Therapeutics, Inc., v. Elan Corporation, plc, Elan Pharma International Ltd., Elan Pharmaceuticals, Inc., Eisai, Inc., Eisai Co., Ltd., and Julianne E. Jennings, Civil Action No. 1:04CV00532 (“the Action”);
     WHEREAS, the parties to the Action have settled and dismissed the Action and have settled certain other matters in the United States pursuant to a December 14, 2006 Settlement Agreement;
     WHEREAS, the December 14, 2006 Settlement Agreement did not settle any matters between or among the Parties outside the United States;
     WHEREAS, the Parties now desire to settle and resolve all prospective litigation, proceedings and disputes outside the United States relating to the Eisai Foreign Patent(s) and the Duke Foreign Patent(s) (as those terms are defined in this Agreement), as set forth herein.
     NOW, THEREFORE, for good, valuable, and reciprocal consideration given and received, the sufficiency of which is hereby acknowledged, and intending to be legally bound, the Parties agree as follows:
1. DEFINITIONS. The following terms have the meanings ascribed to them, whether in the singular or plural:
     1.1 “Duke” means Duke University and shall include and encompass Duke’s divisions, subsidiaries, sub-entities, partners, joint-ventures, affiliates, owners, executives, officers, directors, administrators, successors, agents, insurers, underwriters, legal representatives, and present, past, or future parents.
     1.2 “Orexigen” means Orexigen Therapeutics, Inc. and shall include and encompass Orexigen’s divisions, subsidiaries, sub-entities, partners, joint-ventures, affiliates, owners,

executives, officers, directors, administrators, successors, agents, insurers, underwriters, legal representatives, and present, past, or future parents.
     1.3 “Eisai” means Eisai Inc. and Eisai Co., Ltd. and shall include and encompass each of their divisions, subsidiaries, sub-entities, partners, joint-ventures, affiliates, owners, executives, officers, directors, administrators, successors, agents, insurers, underwriters, legal representatives, and present, past, or future parents, and shall also include any successors in interest to or assigns of the Eisai Patent(s), defined herein.
     1.4 “Eisai United States Patent(s)” means any patent that includes a claim which encompasses the use of zonisamide as the sole active ingredient to treat obesity or other weight-related disorders or conditions that (a) issues from U.S. Patent Application No. 10/429,474 filed on May 2, 2003, or (b) issues from any other U.S. patent application claiming in whole or in part the benefit of the filing date of, or which is otherwise based on the disclosure in, U.S. Patent Application No. 10/429,474 filed on May 2, 2003 or U.S. Provisional Application No. 60/378,446 filed on May 6, 2002.
     1.5 “Eisai Foreign Patent(s)” means any patent issued outside the United States that includes a claim which encompasses the use of zonisamide as the sole active ingredient to treat obesity or other weight-related disorders or conditions that (a) issues from any patent application (such as a national phase application) based on PCT Application No. PCT/US03/14459 filed on May 5, 2003, or (b) issues from any other patent application filed outside the United States claiming in whole or in part the benefit of the filing date of, or which is otherwise based on the disclosure in, PCT Application No. PCT/US03/14459 filed on May 5, 2003, U.S. Patent Application No. 10/429,474 filed on May 2, 2003 or U.S. Provisional Application No. 60/378,446 filed on May 6, 2002.
     1.6 “Eisai Patent(s)” means, collectively, the Eisai United States Patent(s) and the Eisai Foreign Patent(s).

     1.7 “Duke United States Patent(s)” means any patent that includes a claim which encompasses the use of zonisamide as the sole active ingredient to treat obesity or other weight-related disorders or conditions that (a) issues from U.S. Patent Application No. 10/440,404 filed on May 19, 2003, or (b) issues from any other U.S. patent application claiming in whole or in part the benefit of the filing date of, or which is otherwise based on the disclosure in, U.S. Patent Application No. 10/440,404 filed on May 19, 2003 or U.S. Provisional Application No. 60/380,874 filed on May 17, 2002.
     1.8 “Duke Foreign Patent(s)” means any patent issued outside the United States that includes a claim which encompasses the use of zonisamide as the sole active ingredient to treat obesity or other weight-related disorders or conditions that (a) issues from any patent application (such as a national phase application) based on PCT Application No. PCT/US03/15703 filed on May 19, 2003, or (b) issues from any other patent application filed outside the United States claiming in whole or in part the benefit of the filing date of, or which is otherwise based on the disclosure in, PCT Application No. PCT/US03/15703 filed on May 19, 2003, U.S. Patent Application No. 10/440,404 filed on May 19, 2003 or U.S. Provisional Application No. 60/380,874 filed on May 17, 2002.
     1.9 “Orexigen’s Product” means any product containing zonisamide in combination with any other active pharmaceutical agent, including but not limited to bupropion, wherein zonisamide and the other active pharmaceutical agent may be administered as a single dosage form or as separate dosage forms, the product being intended for use in the treatment of humans, including but not limited to the treatment of obesity or other weight-related disorders or conditions.
     1.10 “Effective Date” means the date that this Agreement has been signed by all of the Parties, which may be accomplished by counterparts.
     1.11 “Zonegran Product” means the pharmaceutical product currently marketed by Eisai under the trademark ZONEGRAN®, containing zonisamide as the sole active ingredient.

     1.12 “Person” means any individual, entity, corporation, partnership, joint venture, limited liability company, trust or unincorporated organization.
     1.13 “The December 14, 2006 Settlement Agreement” means the Settlement Agreement entered into by and among the parties to the Action having an Effective Date (as defined in that Settlement Agreement) of December 14, 2006.
2. RELEASES
     2.1 Releases by Duke and Orexigen. Duke and Orexigen, in consideration of the agreements set forth herein, and intending to be legally bound, irrevocably release and forever discharge Eisai from any actions, causes of action, claims, suits, obligations, liabilities, and demands whatsoever, whether in law, in equity or otherwise, arising under the laws of any country outside the United States, whether known or unknown, asserted or unasserted, existing as of the Effective Date, based upon, arising out of or in any way relating to either (a) the Action; or (b) the Duke Foreign Patent(s).
     2.2 Release by Eisai. Eisai, in consideration of the agreements set forth herein, and intending to be legally bound, irrevocably releases and forever discharges Duke and Orexigen from any actions, causes of action, claims, suits, obligations, liabilities, and demands whatsoever, whether in law, in equity or otherwise, arising under the laws of any country outside the United States, whether known or unknown, asserted or unasserted, existing as of the Effective Date, based upon, arising out of or in any way relating to either (a) the Action, or (b) the Eisai Foreign Patent(s).
     2.3 Limitations on Releases. The releases set forth above in Paragraphs 2.1 and 2.2 do not apply to: (a) any claims based upon or arising out of the rights and obligations created by this Agreement; or (b) the rights of the Parties with respect to the Duke United States Patent(s) and the Eisai United States Patent(s) in any and all present or future proceedings in the U.S. Patent and Trademark Office, including but not limited to any interference proceeding relating to the Duke United States Patent(s), the Eisai United States Patent(s), or the applications for those patents; (c) the rights of the Parties with respect to the Duke Foreign Patent(s) and the Eisai

Foreign Patent(s) in any and all present or future proceedings in any Patent Office outside the United States; or (d) the rights of the Parties under the December 14, 2006 Settlement Agreement.
     2.4 Waiver. Each Party acknowledges being familiar with Section 1542 of the California Civil Code, which reads as follows:
A general release does not extend to claims which the creditor does not know or suspect to exist in his or her favor at the time of executing the release, which if known by him or her must have materially affected his or her settlement with the debtor.
Each Party acknowledges and agrees that the Party is releasing unknown claims and waives all rights that the Party may have under Civil Code Section 1542 or under any other statute or common law principle of similar effect.
3. COVENANT NOT TO SUE
     3.1 By Duke and Orexigen. Duke and Orexigen hereby covenant that they will not, individually or collectively, assert the Duke Foreign Patent(s) or any application for the Duke Foreign Patent(s) against Eisai or any of its successors, assigns, licensees, sublicensees, customers, distributors, suppliers, or users, for any conduct relating to the Zonegran Product, whether occurring before, on, or after the Effective Date. Duke and Orexigen shall impose this covenant on any third party to which Duke and Orexigen, may, after the Effective Date, assign, convey, sell, lease, encumber, license, sublicense, or otherwise transfer or grant any right in or to the Duke Foreign Patent(s) or any right or interest therein. Breach of any portion of this Paragraph 3.1 shall constitute a material breach of this Agreement.
     3.2 By Eisai. Eisai hereby covenants that it will not, individually or collectively, assert the Eisai Foreign Patent(s) or any application for the Eisai Foreign Patent(s) against Duke or Orexigen or any of their successors, assigns, licensees, sublicensees, customers, distributors, suppliers, or users, for any conduct relating to Orexigen’s Product, whether occurring before, on, or after the Effective Date. Eisai shall impose this covenant on any third party to which Eisai may, after the Effective Date, assign, convey, sell, lease, encumber, license, sublicense, or otherwise transfer or grant any right in or to the Eisai Foreign Patent(s) or any right or interest therein. Breach of any portion of this Paragraph 3.2 shall constitute a material breach of this Agreement.
4. REPRESENTATIONS AND WARRANTIES
     4.1 By the Parties. Each Party represents and warrants that (a) it has not assigned or transferred to any other persons or entities any of its claims, demands, or causes of action settled and released herein, (b) it has the full power and authority to enter into this Agreement and to perform its obligations hereunder, (c) this Agreement is binding on and enforceable against it by the other Parties in accordance with its terms, and (d) the compliance by each of the Parties with its obligations hereunder will not conflict with or result in a breach of any agreement to which such Party is a party or is otherwise bound.
     4.2 By Eisai. Eisai represents that Eisai Co., Ltd. has received an assignment from Elan of all of Elan’s right, title and interest in the Eisai Foreign Patent(s). Eisai further represents that Eisai Co., Ltd. has not assigned or otherwise transferred any right, title, or interest in the Eisai Foreign Patent(s), and that it is currently unaware of any Person with any right, title, or interest in the Eisai Foreign Patent(s) other than Eisai Co., Ltd. Eisai further represents that, other than the Eisai Foreign Patent(s), it is not currently seeking and does not currently possess any patent rights in any country outside the United States relating to the use of zonisamide for the treatment of obesity or other weight-related disorders or conditions.
     4.3 By Duke and Orexigen. Duke represents that Kishore M. Gadde and Ranga R. Krishnan have assigned all of their right, title, and interest in the Duke Foreign Patent(s) to Duke. Duke further represents that it has not assigned, licensed or otherwise transferred any right, title, or interest in the Duke Foreign Patent(s) to any Person, except to Orexigen. Orexigen represents that it has not assigned, licensed or otherwise transferred any right, title, or interest in the Duke Foreign Patent(s) to any Person, except to Duke. Duke and Orexigen further represent that they are currently unaware of any Person with any right, title, or interest in the Duke Foreign Patent(s), other than Duke and Orexigen.
5. TERM
     5.1 Term. This Agreement shall become effective on the Effective Date and shall continue in force until the latter of (a) the expiration of the last of the Eisai Foreign Patent(s) and the Duke Foreign Patent(s), or (b) the final abandonment of all patent applications for the Eisai Foreign Patent(s) and the Duke Foreign Patent(s).
6. GENERAL
     6.1 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of North Carolina (regardless of its or any other jurisdiction’s choice of law principles).
     6.2 Further Assurances. Each Party agrees to take or cause to be taken such further actions, and to execute, deliver, and file, or cause to be executed, delivered, and filed, such further documents and instruments and to obtain such consents, as may be reasonably required or requested in order to effectuate fully the purposes, terms, and conditions of this Agreement.
     6.3 Severability. If any term, clause, or provision of this Agreement shall be determined to be invalid or unenforceable, the unenforceable or invalid article or provision shall be deemed deleted from this Agreement and replaced with an article or provision which accomplishes, to the extent possible, the original business purpose of such article or provision in an enforceable and valid manner, and the validity of any other term, clause, or provision shall not be affected.
     6.4 Counterparts. This Agreement may be executed (including, without limitation, by facsimile signature) in one or more counterparts, with the same effect as if the Parties had signed the same document. Each counterpart so executed shall be deemed to be an original, and all such counterparts shall be construed together and shall constitute one Agreement.
     6.5 Entire Agreement; Amendment. Except as set forth in Paragraph 6.12 herein, this Agreement constitutes the entire understanding and only agreement between the Parties with respect to the subject matter hereof and supersedes any and all prior or contemporaneous negotiations, representations, agreements, and understandings, written or oral, that the Parties may have reached with respect to the subject matter hereof. No agreements altering or supplementing the terms hereof may be made except by means of a written document signed by the duly authorized representatives of each of the Parties.
     6.6 Agency. Nothing herein contained shall be deemed to create or give rise to an agency, joint venture, or partnership relationship or any fiduciary duty among the Parties.
     6.7 Waivers and Amendments. Failure by any Party to enforce any provision of this Agreement shall not be deemed a waiver of that provision or of any other provision of this Agreement. Any claim of waiver of any right, obligation, term, or condition of this Agreement and any claim that any provision of this Agreement has been modified or amended shall be null and void unless such waiver, modification, or amendment is made in writing and signed by authorized representatives of all Parties.
     6.8 Assignment. This Agreement may be assigned by any Party.
     6.9 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the Parties, their respective successors and assigns.
     6.10 Legal Counsel. All Parties have engaged legal counsel in the drafting, negotiating, and finalizing of this Agreement and any presumption against the drafter of any particular provision herein (or against the drafter of this Agreement as a whole) shall be of no effect whatsoever and each Party covenants to, and shall, refrain from asserting or relying upon any such presumption.

     6.11 Notices. All notices required or permitted to be given hereunder shall be given in writing, sent by facsimile and first class mail, and shall be sent as follows:
     If to Duke:
Robert L. Taber, Ph.D.
Vice Chancellor, Science and Technology Development
Duke University Medical Center
Room 121 Davison Building, Box 3701
Durham, NC 27710
Fax: 919-681-7642
     with a copy to:
Craig S. Summers
Knobbe, Martens, Olson & Bear, LLP
2040 Main Street, 14th Floor
Irvine, CA 92614
Fax: 949-760-9502
     If to Orexigen:
Anthony A. McKinney
Chief Operating Officer
Orexigen Therapeutics, Inc.
12481 High Bluff Drive, Suite 150
San Diego, CA 92130
Fax: 949-271-3791
     with a copy to:
Craig S. Summers
Knobbe, Martens, Olson & Bear, LLP
2040 Main Street, 14th Floor
Irvine, CA 92614
Fax: 949-760-9502

     If to Eisai:
Eisai Inc.
100 Tice Boulevard
Woodcliff Lake, NJ 07667
Fax: 201-746-3204
Attn: General Counsel
     with a copy to:
Covington & Burling LLP
One Front Street
San Francisco, CA 94111
Fax: 415-591-6091
Attn: Scott Schrader, Esq.
     6.12 December 14, 2006 Settlement Agreement Not Affected. This Agreement does not supersede, change, modify or affect in any way the December 14, 2006 Settlement Agreement, which shall remain in full force and effect separate and apart from this Agreement.
     IN WITNESS WHEREOF, the Parties hereto have caused their duly authorized representatives to execute this Agreement.

DUKE UNIVERSITY		OREXIGEN THERAPEUTICS, INC.

By:	/s/ ROBERT L. TABER	By:	/s/ GARY D. TOLLEFSON

Name:	Robert L. Taber	Name:	Gary D. Tollefson

Title:	Vice Chancellor	Title:	CEO & President

Date:	9-12-07	Date:	Sept. 7th, 2007

EISAI INC.		EISAI CO., LTD.

By:	/s/ ALEXANDER SCOTT	By:	/s/ KENTA TAKAHASHI

Name:	Alexander Scott	Name:	Kenta Takahashi

Title:	VP, Business Development	Title:	General Counsel

Date:	9-10-07	Date:	9-11-07